UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 29, 2019

U.S. WELL SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38025	81-1847117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1360 Post Oak Boulevard, Suite 1800 Houston, Texas 77056	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 562-3730

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CLASS A COMMON STOCK $0.0001, par value per share WARRANTS	USWS USWSW	NASDAQ Capital Market NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

U.S. Well Services, Inc. (the “Company”) held its annual meeting of stockholders on May 29, 2019 and the Company’s stockholders voted on two proposals.

Proposal 1

The first proposal was the election of two individuals to serve as Class I directors of the Company until the 2022 annual meeting of stockholders. The election of the two directors was approved as follows:

Nominees for Directors	Votes For	Votes Withheld	Broker Non-Votes
Joel Broussard	45,600,592	1,521	1,589,184
Richard Burnett	45,575,894	26,219	1,589,184

The Company’s continuing directors after the meeting include Ryan Carroll, Adam Klein, David J. Matlin, David L. Treadwell and Eddie Watson.

Proposal 2

The second proposal was the ratification of the appointment of KPMG LLP, an independent registered public accounting firm, as the Company’s independent registered public accountants for the fiscal year ending December 31, 2019. The ratification of the appointment of KPMG LLP was approved as follows:

	Votes For	Votes Against	Abstentions
Ratification of KPMG LLP	47,184,881	322	6,094

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. WELL SERVICES, INC.

Date: May 30, 2019	By:	/s/ Mark D. Wolf
Mark D. Wolf
Vice President, General Counsel & Corporate Secretary